UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2021

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2021, the Board of Directors (the “Board”) of Cadence Design Systems, Inc. (the “Company”) appointed Anirudh Devgan, Ph.D., currently the Company’s President, as President and Chief Executive Officer of the Company effective December 15, 2021 (the “Transition Effective Date”). Dr. Devgan will replace Lip-Bu Tan, who will step down as Chief Executive Officer of the Company and will assume the position of Executive Chair of the Company as of the Transition Effective Date and continue to serve as a director. In connection with Mr. Tan’s appointment as Executive Chair and as required by the Company’s Corporate Governance Guidelines, the independent directors of the Board appointed John Shoven, Ph.D., the Board’s current Chairman, to serve as the lead independent director of the Board, effective as of the Transition Effective Date.

On July 21, 2021, the Board also approved an increase in the size of the Board from nine to ten directors, and appointed Dr. Devgan as a director, each effective as of August 2, 2021.

Dr. Devgan, 51, joined the Company in 2012 and has served the Company in a number of different capacities. He has served as President of the Company since November 2017 and, prior to this, served as the Company’s Executive Vice President, Research and Development from March 2017 to November 2017, Senior Vice President, Research and Development from November 2013 to March 2017, and Corporate Vice President, Research and Development from May 2012 to November 2013.

The Company expects to enter into an amended employment agreement with Dr. Devgan and an Executive Chair agreement with Mr. Tan at a later date and will disclose the compensatory terms of such amended employment agreement and Executive Chair agreement by an amendment to this Form 8-K.

There are no arrangements or understandings between Dr. Devgan and any other persons pursuant to which he was selected as a director, and there are no family relationships between Dr. Devgan and any director or executive officer of the Company. Dr. Devgan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Devgan will not serve on any committees of the Board or receive any directors’ fees.

A copy of the press release issued by the Company on July 26, 2021, regarding this transition is attached as Exhibit 99.01 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2021

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Alinka Flaminia
Alinka Flaminia
Senior Vice President, Chief Legal Officer & Corporate Secretary

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